SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2004

TEXAS PACIFIC LAND TRUST
(Exact Name of Registrant as Specified in its Charter)

Not Applicable	1-737	75-0279735
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

1700 Pacific Avenue, Suite 1670, Dallas, Texas 75201
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:    214-969-5530

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

        Texas Pacific Land Trust (the “Trust”) hereby incorporates by reference the contents of its News Release, dated July 1, 2004, announcing the Trust’s entry into contracts for the sale of approximately 1,400 acres of land near El Paso, Texas for aggregate consideration of $19,259,000. Closing of the transaction is subject to satisfaction of a number of contingencies, including the purchaser’s receipt of satisfactory environmental and engineering studies prior to September 30, 2004. A copy of the News Release is filed herewith as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                        TEXAS PACIFIC LAND TRUST

Date: July 1, 2004	By:/s/ Roy Thomas Roy Thomas, General Agent and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release of Texas Pacific Land Trust, dated July 1, 2004.